TENDER OFFER INSTRUCTION FORM

                THE TAUBMAN COMPANY AND RELATED ENTITIES EMPLOYEE
                             RETIREMENT SAVINGS PLAN

              BEFORE COMPLETING THIS FORM, PLEASE CAREFULLY READ
                          THE ACCOMPANYING INFORMATION

      In response to the offer by Simon Acquisitions, Inc., a wholly owned subsidiary of Simon Properties, Inc., to purchase shares of Taubman Centers for cash at a price of $18.00 per share, (subject to the terms and conditions of the enclosed "Offer to Purchase for Cash" dated December 5, 2002 (the "Offer"), I hereby instruct Vanguard Fiduciary Trust Company to tender or not to tender the Taubman Centers common stock shares allocated to my Plan account in response to the Offer as follows (PLEASE CHECK ONE BOX BELOW AND COMPLETE):


       YES. I DIRECT  VANGUARD TO TENDER ALL OF THE SHARES CREDITED TO MY PLAN
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ACCOUNT IN RESPONSE TO THE OFFER.


       NO. I DIRECT  VANGUARD  NOT TO TENDER ANY OF THE SHARES  CREDITED TO MY
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PLAN ACCOUNT IN RESPONSE TO THE OFFER.

   INSTRUCTION FORMS THAT ARE NOT TIMELY RETURNED TO VANGUARD AND INSTRUCTION FORMS WITHOUT A BOX CHECKED ABOVE WILL GENERALLY BE TREATED AS AN INSTRUCTION
                              NOT TO TENDER SHARES.

  YOU MAY FAX YOUR COMPLETED AND SIGNED INSTRUCTION FORM WEEKDAYS BETWEEN 9:00
         A.M. AND 5:00 P.M. EST TO VANGUARD'S ATTENTION AT 1-877-226-7171.

      Your instructions to Vanguard will be confidentially tabulated and will not be divulged to anyone at Taubman Centers, Simon Acquisitions or Simon Properties. If you have any questions about the procedures for responding to Vanguard, please contact Vanguard Participant Services at 1-800-523-1188.


  THIS FORM MUST BE RECEIVED AT VANGUARD BY 12:00 NOON EST, TUESDAY, JANUARY
                   14, 2003 (UNLESS THE OFFER IS EXTENDED)
                OR YOUR SHARES GENERALLY WILL NOT BE TENDERED.



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                                    Signature


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                                    Please Print Name


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                                    Social Security Number


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                                    Date


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                                    Daytime Phone Number